November 6, 2018
ZAGG Supplemental Financial Information - CFO Commentary

Document reference information
The commentary in this document can be referenced in the financial information found in the press release announcing the results of operations for the three and nine months ended September 30, 2018, including certain supplemental financial information, issued earlier today. The release can be found at investors.ZAGG.com, or in the Form 8-K furnished to the Securities and Exchange Commission website at sec.gov (the URLs are included here in this exhibit as inactive textual references and information contained on, or accessible through, our websites is not a part of, and is not incorporated by reference into, this report).
Three months ended September 30, 2018, and 2017 Summary Results
(In millions, except per share amounts)

	Three Months Ended
Summary of quarter-to-date financial results	September 30, 2018	September 30, 2017

Net sales	$141.1	$134.4
Gross profit	$52.2	$48.4
Gross profit margin	37%	36%
Net income	$14.6	$9.8
Diluted earnings per share	$0.51	$0.34
Adjusted EBITDA	$23.8	$22.4
Diluted shares outstanding	28.6	28.4

	Three Months Ended
	September 30, 2018		September 30, 2017
Net sales by category	(%)	($)	(%)	($)

Screen Protection	63%	$88.6	57%	$76.3
Power Management	22%	$31.2	19%	$25.1
Power Cases	5%	$6.6	12%	$16.3
Keyboards	6%	$7.9	5%	$7.5
Audio	3%	$4.3	6%	$7.9
Other	1%	$2.5	1%	$1.3

	Three Months Ended
	September 30, 2018		September 30, 2017
Net sales by channel	(%)	($)	(%)	($)

Indirect channel	88%	$123.9	90%	$121.2
Website	7%	$10.5	7%	$9.1
Franchisees	5%	$6.7	3%	$4.1

	Three Months Ended
	September 30, 2018		September 30, 2017
Net sales by region	(%)	($)	(%)	($)

Domestic	85%	$120.0	85%	$114.0
International	15%	$21.1	15%	$20.4
2018 Third Quarter Results Discussion
(All comparisons are 2018 consolidated versus 2017 consolidated, unless otherwise noted)
Net sales
Net sales for the three months ended September 30, 2018, were $141.1 million, compared to net sales of $134.4 million for the three months ended September 30, 2017, an increase of $6.7 million, or approximately 5%. The $6.7 million increase in net sales was primarily attributable to (1) increased sales of screen protection products in key wireless and retail accounts driven by the new iPhone® launch as well as the introduction of the Glass + VisionGuard® screen protection products, and (2) the increase in sales of our power management products, specifically related to wireless charging accessories. These increases were partially offset by a decrease in sales of power cases and audio.
Gross profit
Gross profit for the three months ended September 30, 2018, was $52.2 million, or approximately 37% of net sales, an increase of $3.8 million or 8%, compared to gross profit of $48.4 million, or approximately 36% of net sales for the three months ended September 30, 2017. The increase in gross profit margin was primarily attributable to the mix of screen protection products, our highest margin product category, which increased to approximately 63% of net sales compared to approximately 57% of net sales during the three months ended September 30, 2017.
Operating expenses
Operating expenses for the three months ended September 30, 2018, were $33.9 million, compared to operating expenses of $32.5 million for the three months ended September 30, 2017, an increase of $1.4 million, or approximately 4%. The $1.4 million increase was primarily attributable to (1) increases in headcount to support additional growth of the Company, and (2) transaction costs incurred in connection with the acquisition of BRAVEN. These increases were partially offset by a decrease in depreciation expense resulting from lower carrying amounts of property and equipment during the three months ended September 30, 2018.
Net income
As a result of the factors noted above, we reported net income of $14.6 million, or diluted earnings per share of $0.51, for the three months ended September 30, 2018, compared to net income of $9.8 million, or diluted earnings per share of $0.34, for the three months ended September 30, 2017.
Adjusted EBITDA
Adjusted EBITDA increased 6% to $23.8 million compared to $22.4 million.
Nine Months Ended September 30, 2018, and 2017 Summary Results
(In millions, except per share amounts)

	Nine Months Ended
Summary of year-to-date financial results	September 30, 2018	September 30, 2017

Net sales	$371.7	$342.6
Gross profit	$127.4	$112.8
Gross profit margin	34%	33%
Net income	$24.9	$7.0
Diluted earnings per share	$0.87	$0.25
Adjusted EBITDA	$48.3	$37.2
Diluted shares outstanding	28.6	28.2

	Nine Months Ended
	September 30, 2018		September 30, 2017
Net sales by category	(%)	($)	(%)	($)

Screen Protection	56%	$208.9	52%	$178.0
Power Management	27%	$99.7	18%	$60.7
Power Cases	6%	$22.0	18%	$60.2
Keyboards	6%	$21.1	6%	$19.4
Audio	4%	$15.4	6%	$21.5
Other	1%	$4.6	0%	$2.8

	Nine Months Ended
	September 30, 2018		September 30, 2017
Net sales by channel	(%)	($)	(%)	($)

Indirect channel	88%	$326.9	89%	$303.9
Website	8%	$29.4	8%	$27.6
Franchisees	4%	$15.4	3%	$11.1

	Nine Months Ended
	September 30, 2018		September 30, 2017
Net sales by region	(%)	($)	(%)	($)

Domestic	84%	$311.8	86%	$293.9
International	16%	$59.9	14%	$48.7

2018 Year-to-Date Results Discussion
(All comparisons are 2018 consolidated versus 2017 consolidated, unless otherwise noted)
Net sales
Net sales for the nine months ended September 30, 2018, were $371.7 million, compared to net sales of $342.6 million for the nine months ended September 30, 2017, an increase of $29.1 million, or approximately 9%. The $29.1 million increase in net sales was primarily attributable to (1) the increase in sales of our power management products, specifically related to wireless charging accessories, and (2) increases in screen protection products in key wireless and retail accounts driven by the new iPhone launch as well as the introduction of the Glass + VisionGuard screen protection products. These increases were partially offset by a decrease in sales of power cases and audio.
Gross profit
Gross profit for the nine months ended September 30, 2018, was $127.4 million, or approximately 34% of net sales, an increase of $14.6 million or 13%, compared to gross profit of $112.8 million, or approximately 33% of net sales for the nine months ended September 30, 2017. The increase in gross profit margin was primarily attributable to the mix of screen protection products, our highest margin product category, which increased to approximately 56% of net sales compared to approximately 52% of net sales for the nine months ended September 30, 2018.
Operating expenses
Operating expenses for the nine months ended September 30, 2018, were $96.1 million, compared to operating expenses of $98.0 million for the nine months ended September 30, 2017, a decrease of $1.9 million, or approximately 2%. The $1.9 million decrease was primarily attributable to (1) a decrease in depreciation expense resulting from lower carrying amounts of property and equipment during the nine months ended September 30, 2018, (2) a $2.0 million charge in 2017 related to the impairment of a patent that did not recur in 2018, and (3) operating expense synergies realized related to the mophie integration. These decreases in operating expense were partially offset by increases in headcount to support additional growth of the Company.
Net income
As a result of the factors noted above, we reported net income of $24.9 million, or diluted earnings per share of $0.87, for the nine months ended September 30, 2018, compared to net income of $7.0 million, or diluted earnings per share of $0.25, for the nine months ended September 30, 2017.

Adjusted EBITDA
Adjusted EBITDA increased 30% to $48.3 million compared to $37.2 million.
Balance Sheet Highlights (as of September 30, 2018, December 31, 2017, and September 30, 2017)

	September 30, 2018	December 31, 2017	September 30, 2017

Cash and cash equivalents	$17.8	$25.0	$11.4
Accounts receivable, net of allowances	$115.8	$123.2	$96.8
Inventories	$78.7	$75.0	$72.0
Total debt outstanding	$28.0	$37.4	$31.7
Line of credit	$28.0	$23.5	$16.2
Long-term debt	$—	$13.9	$15.5
Net debt (Total debt less cash)	$10.2	$12.4	$20.3
QTD Days sales outstanding (DSOs)	76	64	66
Inventory turns*	7.0x	6.9x	6.8x
* Inventory turns defined as trailing 12-month sales divided by period-end inventory.
Debt
The Company has effectively managed its outstanding debt balance. As of September 30, 2018, the net debt balance (total debt less cash) decreased to $10.2 million from $12.4 million as of December 31, 2017. The increase in the net debt balance in the third quarter of 2018 compared to the second quarter of 2018 was due to the acquisition of BRAVEN and share repurchases.

Net Debt
$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
$69.1
$64.0
$42.9
$39.8
$54.9
$33.4
$20.3
$12.4
$4.3
$1.4
$10.2
Q1
Q2
Q3
Q4
2016
2017
2018

Market Share Information
Screen Protection
The Company continues to see strong and consistent growth in cellphone screen protection market share. From the first quarter of 2014 to the third quarter of 2018, InvisibleShield cellphone screen protection quarterly dollar market share has increased from 29% to 51%.

Cellphone Screen Protection Quarterly Market Share ($)
60%
50%
40%
30%
20%
10%
51%
29%
Q1 2014
Q2 2014
Q3 2014
Q4 2014
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016
Q2 2016
Q3 2016
Q4 2016
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018
InvisibleShield
Trend Line

Battery Cases & Power Management

Since the fourth quarter of 2016, mophie branded battery cases and portable power packs have experienced significant growth in dollar market share due to a combination of (1) new and innovative product launches and (2) an unconstrained mophie supply chain.
Quarterly battery case dollar market share increased from 44% to 61% from fourth quarter 2016 to third quarter 2018.

Portable power dollar market share increased from 19% to 29% from fourth quarter 2016 to third quarter 2018.

2018 Business Outlook
The Company updated its annual guidance for 2018 as follows:
• Due to the delay in the juice pack® certification, net sales of approximately $535 million
• Gross profit margin as a percentage of net sales in the low to mid 30's range
• Adjusted EBITDA at the low end of the current range of $77 million to $80 million
• Diluted earnings per share of $1.30 to $1.40
• Annual effective tax rate of approximately 24% compared to approximately 25% in the last annual business outlook

Annual Net Sales: Actual & Estimated
$600.0
$550.0
$500.0
$450.0
$400.0
$350.0
$402.0
$519.0
$535.0
2016
2017
2018 Estimated

About Non-GAAP Financial Information
This Supplemental Financial Information - CFO Commentary (“CFO Commentary”) includes Adjusted EBITDA as a non-GAAP financial measure. Readers are cautioned that Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, other expense, transaction costs, mophie restructuring charges, mophie employee retention bonus, consulting fee to former CEO, inventory step-up amount in conjunction with the BRAVEN Acquisition, and impairment of intangible asset) is not a financial measure under U.S. generally accepted accounting principles (“GAAP”). In addition, this financial information should not be construed as an alternative to any other measure of performance determined in accordance with GAAP, or as an indicator of operating performance, liquidity or cash flows generated by operating, investing and financing activities, is as there may be significant factors or trends that it fails to address. As such, it should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. We present Adjusted EBITDA because we believe that it is helpful to some investors as a measure of performance. We caution readers that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the financial results of other companies. We have provided a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures in the supplemental financial information attached to the press release to which this CFO Commentary is also attached.
Cautionary Note Regarding Forward-Looking Statements
This CFO Commentary contains (and oral communications made by us may contain) “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “target,” “future,” “seek,” “likely,” “strategy,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our outlook for the Company and statements that estimate or project future results of operations or the performance of the Company.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:
a. the ability to design, produce, and distribute the creative product solutions required to retain existing customers and to attract new customers;
b. building and maintaining marketing and distribution functions sufficient to gain meaningful international market share for our products;
c. the ability to respond quickly with appropriate products after the adoption and introduction of new mobile devices by major manufacturers like Apple®, Samsung®, and Google®;
d. changes or delays in announced launch schedules for (or recalls or withdrawals of) new mobile devices by major manufacturers like Apple, Samsung, and Google;
e. the ability to successfully integrate new operations or acquisitions;
f. the impacts of inconsistent quality or reliability of new product offerings;
g. the impacts of lower profit margins in certain new and existing product categories, including certain mophie products;
h. the impacts of changes in global economic conditions, including on customer demand;
i. managing inventory in light of constantly shifting consumer demand;
j. the failure of information systems or technology solutions or the failure to secure information system data, failure to comply with privacy laws, security breaches, or the effect on the Company from cyber-attacks, terrorist incidents or the threat of terrorist incidents;
k. the impacts of increased tariffs and international trade disputes;
l. adoption of or changes in accounting policies, principles, or estimates; and
m. changes in tax laws and regulations.
Any forward-looking statement made by us in this CFO Commentary speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Readers should also review the risks and uncertainties listed in our most recent Annual Report on Form 10-K and other reports we file with the U.S. Securities and Exchange Commission, including (but not limited to) Item 1A - “Risk Factors” in the Form 10-K and Management's Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. The forward-looking statements contained in this CFO Commentary are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.